EXHIBIT 3.2

AMENDED AND RESTATED
BYLAWS
OF
WD-40 COMPANY
(a Delaware corporation)
ARTICLE I

OFFICES
Section 1.1    REGISTERED OFFICE. The registered office of WD-40 Company, a Delaware corporation (the “Corporation”), in Delaware shall be fixed in the Corporation’s Certificate of Incorporation (as amended from time to time, the “Certificate of Incorporation”).
Section 1.2    PRINCIPAL EXECUTIVE OFFICE. The principal executive office of the Corporation, as of the effectiveness of these Amended and Restated Bylaws (as amended from time to time, these “Bylaws”), is fixed and located at 9715 Businesspark Avenue, San Diego, California 92131. The Board of Directors of the Corporation (the “Board”) is hereby granted full power and authority to change said principal executive office from one location to another.
Section 1.3    OTHER OFFICES. Branch or subordinate offices of the Corporation may at any time be established by the Corporation at any place or places.
ARTICLE II

STOCKHOLDERS
Section 2.1    PLACE OF MEETING. Meetings of stockholders shall be held either at the principal executive office of the Corporation or at any other place within or without the State of Delaware designated by the Board.
Section 2.2    ANNUAL MEETINGS. The annual meeting of stockholders shall be held on such date and at such time as may be fixed by the Board. Notwithstanding anything to the contrary in Section 1 of this Article II, in lieu of holding an annual meeting of stockholders at a designated place, the Board may, in its sole discretion, determine that any annual meeting of stockholders may be held solely by means of remote communication as provided for by the Delaware General Corporation Law (the “DGCL”). The Board acting pursuant to a resolution adopted by a majority of the Whole Board may cancel, postpone or reschedule any previously scheduled annual meeting at any time, before or after the notice for such meeting has been sent to stockholders. For the purposes of these Bylaws, the term “Whole Board” shall mean the total number of authorized directorships whether or not there exist any vacancies or other unfilled seats in previously authorized directorships.
Section 2.3    SPECIAL MEETINGS. Special meetings of stockholders may only be called as provided in this Section 3 of this Article II. A special meeting of the stockholders for the transaction of any proper business may be called at any time by or at the direction of the Board, or any committee thereof that has been formally delegated authority to do so pursuant to a resolution adopted by a majority of the Whole Board, for any purpose or purposes prescribed in the notice of the meeting and shall be held at such place (if any) on such date and at such time as the Board may fix. Notwithstanding anything to the contrary in Section 1 of this Article II, in lieu of holding a special meeting of stockholders at a designated place, the Board may, in its sole discretion, determine that any special meeting of stockholders may be held solely by means of remote communication as provided for by the DGCL. Business transacted at a special meeting of stockholders called in accordance with the first sentence of this Section 3 of this Article II shall be confined to the purpose or purposes stated in the notice of meeting.
Subject to the provisions of this Section 3 of this Article II and all other applicable sections of these Bylaws, a special meeting of stockholders shall be called by the Secretary of the Corporation (the “Secretary”) upon written request (a “Special Meeting Request”) to the Secretary of one or more record holders of common stock of the Corporation representing not less than 15% of the voting power of all outstanding shares of common stock of the Corporation, which shares are determined to be “Net Long Shares” in accordance with this Section 3 of this Article II, measured as of the Special Meeting Request Date (as defined below) (it being understood that each such record holder of common stock of the Corporation must have held such Net Long Shares in such amount continuously for the one-year period ending on the Special Meeting Request Date and must continue to hold such Net Long Shares through the date of the conclusion of the special meeting in order for the Special Meeting Request to remain valid) (such Net Long Shares held for such requisite period, the “Requisite Percentage”).
For purposes of this Section 3 of this Article II and for determining the Requisite Percentage, Net Long Shares shall be limited to the number of shares beneficially owned, directly or indirectly, by any stockholder or beneficial owner that constitute such person’s net long position as defined in Rule 14e-4 under the Securities Exchange Act of 1934 (as amended and inclusive of such rules and regulations and any successors thereto, the “1934 Act”), provided that for purposes of such definition, the date the tender offer is first announced shall instead be the Special Meeting Request Date and the reference to the highest tender price shall refer to the market price of the Corporation’s common stock on the Special Meeting Request Date, and, to the extent not covered by such definition, reduced by any shares as to which such person does not have the right to vote or direct the vote at the special meeting or as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. In addition, to the extent any affiliates of the Requesting Stockholder (as defined below) are acting in concert with the Requesting Stockholder with respect to the calling of the special meeting, the determination of Net Long Shares may include the effect of aggregating the Net Long Shares (including any negative number) of such affiliate or affiliates. Whether shares constitute “Net Long Shares” shall be decided by the Board in its reasonable determination.
A Special Meeting Request must be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the Secretary at the principal executive office of the Corporation. A Special Meeting Request shall only be valid if it is signed and dated by each stockholder of record submitting the Special Meeting Request and by each of the beneficial owners, if any, on whose behalf the Special Meeting Request is being made (each such record owner and beneficial owner, a “Requesting Stockholder”) and includes (i) a statement of the specific purpose(s) of the special meeting and the matters proposed to be acted on at the special meeting, the text of any proposal or business (including the text of any resolutions proposed for consideration, and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the text of the proposed amendment), the reasons for conducting such business at the special meeting, and any material interest in such business of each Requesting Stockholder or any of its affiliates; (ii) in the case of any director nominations proposed to be presented at the special meeting, the information required by Section 15(c) of this Article II, including with respect to each Requesting Stockholder; (iii) in the case of any matter (other than a director nomination) proposed to be acted on at the special meeting, the information required by Section 14(c) of this Article II, including with respect to each Requesting Stockholder; (iv) a representation that each Requesting Stockholder, or one or more qualified representatives (as such term is defined in Section 14(c) of this Article II) of each such stockholder, intends to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting; (v) a representation as to whether the Requesting Stockholders intend, or are part of a group that intends, to solicit proxies with respect to the proposals or business to be presented at the special meeting; (vi) an agreement by the Requesting Stockholders to notify the Corporation promptly in the event of any decrease in the number of Net Long Shares held by the Requesting Stockholders following the delivery of such Special Meeting Request and prior to the special meeting and an acknowledgement that any such decrease shall be deemed to be a revocation of such Special Meeting Request to the extent of such reduction; and (vii) documentary evidence that the Requesting Stockholders own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the Secretary at the principal executive office of the Corporation (the “Special Meeting Request Date”); provided, however, that if the stockholder(s) of record submitting the Special Meeting Request are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary within ten days after the date on which the Special Meeting Request is delivered to the Secretary) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own the Requisite Percentage as of the date on which such Special Meeting Request is delivered to the Secretary. In addition, each Requesting Stockholder shall promptly provide any other information or supplement reasonably requested by the Corporation in accordance with the terms set forth in the second paragraph of Section 14(c) of this Article II with the references to “annual meeting” therein substituted with “special meeting” for the purposes of this Section 3 of this Article II.
The Corporation will provide the Requesting Stockholders with notice of the record date for the determination of stockholders entitled to vote at the special meeting. Each Requesting Stockholder is required to update the notice delivered pursuant to this Section 3 of this Article II not later than five business days after such record date to provide any material changes in the foregoing information as of such record date and, with respect to the information required under clause (vii) of the previous paragraph, also as of a date not more than five business days before the scheduled date of the special meeting as to which the Special Meeting Request relates.
A Special Meeting Request shall not be valid, and a special meeting requested by stockholders shall not be held, if (i) the Special Meeting Request does not comply with this Section 3 of this Article II; (ii) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; (iii) the Special Meeting Request is delivered during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the date of the next annual meeting; (iv) an identical or substantially similar item (as determined in good faith by the Board, a “Similar Item”), other than the election or removal of director(s), was presented at an annual or special meeting of stockholders held not more than 12 months before the Special Meeting Request Date; (v) the Special Meeting Request relates to the election or removal of director(s) and the election or removal of director(s) was presented at an annual or special meeting of stockholders held not more than 90 days before the Special Meeting Request Date; (vi) a Similar Item, including the election or removal of director(s), is included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within 120 days of the Special Meeting Request Date; or (vii) the Special Meeting Request (including any update or supplement thereto made pursuant to this Section 3 of this Article II) was made in a manner that involved a violation of Regulation 14A under the 1934 Act or other applicable law. The Board shall determine in good faith whether all requirements set forth in this Section 3 of this Article II have been satisfied and such determination shall be binding on the Corporation and its stockholders. If the Board determines that the requirements set forth in this Section 3 of this Article II have not been satisfied, the Corporation shall notify the Requesting Stockholders and any related Special Meeting Request shall be deemed revoked.
Except as otherwise provided in this Section 3 of this Article II, a special meeting held following a Special Meeting Request shall be held at such place (if any) on such date and at such time as the Board may fix.
A Requesting Stockholder may revoke a Special Meeting Request by written revocation delivered to the Secretary at the principal executive office of the Corporation at any time prior to the special meeting. If, following such revocation (or following a deemed revocation pursuant to clause (vi) of the fourth paragraph of this Section 3 of this Article II), the remaining unrevoked requests represent Requesting Stockholders holding, in the aggregate, less than the Requisite Percentage, the Board, in its discretion, may cancel the special meeting.
If none of the Requesting Stockholders appear or send a qualified representative to present the business to be presented for consideration specified in the Special Meeting Request, the Corporation need not present such business for a vote at the special meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation and counted for purposes of determining a quorum for such special meeting.
Business transacted at any special meeting shall be limited to (i) the purpose(s) stated in the valid Special Meeting Request for such special meeting and (ii) any additional matters the Board determines to submit to the stockholders at such special meeting.
At any special meeting of the stockholders, the chairperson of the special meeting shall determine all matters relating to the conduct of the special meeting, including, without limitation, determining whether to adjourn the special meeting and whether any nomination or other item of business has been properly brought before the special meeting in accordance with these Bylaws, and if the chairperson should so determine and declare that any nomination or other item of business has not been properly brought before the special meeting, then such business shall not be transacted at the special meeting.
The Board acting pursuant to a resolution adopted by a majority of the Whole Board may postpone, reschedule or cancel any previously scheduled special meeting, before or after the notice for such meeting has been sent to the stockholders.
Section 2.4    NOTICE OF ANNUAL OR SPECIAL MEETING. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given in accordance with Section 232 of the DGCL, and such notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the DGCL, the certificate of incorporation or these Bylaws, the notice of any meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.
Section 2.5    QUORUM. The holders of a majority of the voting power of the capital stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by law, the Certificate of Incorporation, these Bylaws or the rules and listing standards of the securities exchanges upon which the stock of the Corporation is listed or traded.

Except as otherwise provided by law, the Certificate of Incorporation, these Bylaws or the rules and listing standards of the securities exchanges upon which the stock of the Corporation is listed or traded, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.
Section 2.6    ADJOURNED MEETING AND NOTICE THEREOF. Any stockholders’ meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present, in person or represented by proxy thereat, but in the absence of a quorum (except as provided in Section 5 of this Article II) no other business may be transacted at such meeting.
Unless the Bylaws otherwise require, when a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 222(a) of the DGCL. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.
If any stockholders’ meeting is adjourned for more than 30 days or, if after adjournment a new record date is fixed for notice of the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.
Section 2.7    VOTING. The stockholders entitled to notice of any meeting or to vote at any such meeting shall be only persons in whose name shares stand on the stock records of the Corporation on the record date determined in accordance with Section 8 of this Article II.
Section 2.8    RECORD DATE.
(a)    The Board may fix, in advance, a record date for the determination of the stockholders entitled to notice of any meeting. The record date so fixed shall not precede the date upon which the resolution fixing the record date is adopted by the Board and shall not be more than 60 nor less than 10 days prior to the date of the meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no such record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
(b)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
(c)    In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by consent without a meeting shall, by written notice to the Secretary, request the Board to fix a record date. The Board shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded or, subject to the provisions of the DGCL, an information processing system, if any, designated by the Corporation for receiving any such consent. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.
Section 2.9    [RESERVED]
Section 2.10    ACTION WITHOUT MEETING. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders to take the action were delivered to the Corporation. A consent must be set forth in writing or in an electronic transmission. No consent shall be effective to take the corporate action referred to therein unless consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner required by the DGCL within 60 days of the first date on which a consent is so delivered to the Corporation. A consent shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded or, subject to the provisions of the DGCL, an information processing system, if any, designated by the Corporation for receiving any such consent. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.
Section 2.11    PROXIES. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder. Each stockholder entitled to vote at a meeting of stockholders, or such stockholder’s authorized officer, director, employee or agent, may authorize another person or persons to act for such stockholder by proxy authorized by a document or by a transmission permitted by law and filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The authorization of a person to act as a proxy may be documented, signed and delivered in accordance with Section 116 of the DGCL; provided that such authorization shall set forth, or be delivered with information enabling the Corporation to determine, the identity of the stockholder granting such authorization. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Corporation.
Section 2.12    INSPECTORS OF ELECTION. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector(s) shall: (1) ascertain the number of shares outstanding and the voting power of each; (2) determine the shares represented at a meeting and the validity of the proxies or ballots; (3) count all votes and ballots; (4) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (5) certify the determination of the number of shares represented at the meeting, and the count of all votes and ballots. The inspector(s) may appoint or retain other persons or entities to assist the inspector(s) in the performance of the duties of the inspector(s).
Section 2.13    STOCKHOLDER LISTS. The Corporation shall prepare, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of ten days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.
Section 2.14    NOTICE OF STOCKHOLDER PROPOSALS.
(a)    At any annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the Corporation’s notice of the meeting (or any supplement thereto); (B) by or at the direction of the Board or any committee thereof that has been formally delegated authority to propose such business pursuant to a resolution adopted by a majority of the Whole Board; or (C) by a stockholder of the Corporation who (i) is a stockholder of record at the time of the giving of the notice required by this Section 14 of this Article II, (ii) is a stockholder of record on the record date for the determination of stockholders entitled to notice of such annual meeting, (iii) is a stockholder of record on the record date for the determination of stockholders entitled to vote at such annual meeting, (iv) is a stockholder of record at the time of such annual meeting and (v) who complies with the notice procedures set forth in this Section 14 of this Article II. In addition to any other applicable requirements, in order for business to be properly brought before an annual meeting by a stockholder and for such stockholder to comply with clause (C) of this Section 14(a) of this Article II, the stockholder must have given timely notice thereof in proper written form to the Secretary and such proposal must be a proper matter for stockholder action under the DGCL. Except for proposals properly made in accordance with Rule 14a-8 under the 1934 Act and included in the notice of meeting given by or at the direction of the Board, clause (C) above shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders.
(b)    To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not earlier than the 150th day or later than 5:00 p.m., Pacific Time, on the 120th day prior to the one-year anniversary of the date on which the Corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting of stockholders. However, if no annual meeting was held in the previous year or if the date of the annual meeting is advanced more than 25 days prior to or delayed by more than 25 days after the one-year anniversary of the date of the preceding year’s annual meeting, then notice by the stockholder to be timely must be received by the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such annual meeting and not later than 5:00 p.m., Pacific Time, on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which Public Announcement (as defined below) of the date of the annual meeting was first made. In no event shall the adjournment, rescheduling, postponement or other delay of an annual meeting, or the Public Announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A “Public Announcement” for purposes hereof shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act or by such other means as is reasonably designed to inform the public or stockholders of the Corporation in general of such information, including, without limitation, posting on the Corporation’s investor relations website.
(c)    To be in proper written form, a stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting and any material interest of such stockholder, and the Stockholder Associated Person (as defined below), if any, on whose behalf the proposal is made, in such business; (2) the name and address, as they appear on the Corporation’s books, of such stockholder and any Stockholder Associated Person; (3) the class or series and number of all shares of stock of the Corporation that are, directly or indirectly, owned beneficially or of record by such stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by such stockholder or any Stockholder Associated Person; (4) any proportionate interest in the Corporation’s securities or any Derivative Instruments (as defined below) held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership; (5) any (i) agreement, arrangement or understanding (including, without limitation and regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging or other transaction or series of transactions and borrowed or loaned shares) that has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the Corporation (any of the foregoing, a “Derivative Instrument”), including, without limitation, the full notional amount of any securities that, directly or indirectly, underlie any Derivative Instrument, and (ii) other agreement, arrangement or understanding that has been made the effect or intent of which is to create or mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the Corporation; (6) any rights to dividends on the Corporation’s securities beneficially owned by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying security; (7) all material information concerning any significant equity interests or any Derivative Instruments in any principal competitor of the Corporation that are held by such stockholder or any Stockholder Associated Person; (8) any material pending or threatened legal proceeding in which such stockholder or any Stockholder Associated Person is a party or material participant involving the Corporation or any of its officers or directors or any affiliate of the Corporation; (9) any material relationship between such stockholder or any Stockholder Associated Person, on the one hand, and (x) the Corporation or any of its officers, directors or affiliates or (y) any principal competitor of the Corporation, on the other hand; (10) any direct or indirect interest of such stockholder or any Stockholder Associated Person in any contract or agreement with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, without limitation, any employment agreement, collective bargaining agreement or consulting agreement); (11) a representation and undertaking as to whether such stockholder or any Stockholder Associated Person or others acting in concert with them intend, or are part of a group that intends, to (x) deliver a proxy statement or form of proxy to, or otherwise solicit proxies from, holders of at least the percentage of the voting power of the Corporation’s then-outstanding stock required to approve or adopt the proposal or (y) otherwise solicit proxies from stockholders in support of such proposal; (12) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of the Corporation’s securities or any Derivative Instruments, including, without limitation, any such interests held by members of the immediate family of such persons sharing the same household; (13) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of any security of the Corporation; (14) any other information relating to such stockholder or any Stockholder Associated Person or others acting in concert with them, or relating to the proposal or item of business, that, in each case, (x) would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the annual meeting pursuant to Section 14 of the 1934 Act or (y) may reasonably be required to determine whether such proposed item of business is a proper matter for stockholder action; and (15) a representation and undertaking that such stockholder is a holder of record of stock of the Corporation as of the date of submission of the stockholder’s notice and intends to appear in person or by proxy at the annual meeting to bring such business before the annual meeting. For purposes of these Bylaws, a “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder; (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made; or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).
In addition, to be in proper written form and timely, a stockholder’s notice (and any additional information submitted to the Corporation in connection therewith) to the Secretary must be updated and supplemented (A) if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date(s) for determining the stockholders entitled to notice of, and to vote at, the annual meeting and as of the date that is 10 business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof and (B) to provide any additional information that the Corporation may reasonably request. Such update and supplement or additional information must be received by the Secretary at the principal place of business of the Corporation, (x) in the case of any update or supplement of any information, not later than five business days after the record date(s) for the annual meeting (in the case of any update and supplement required to be made as of the record date(s)), and not later than eight business days prior to the date of the annual meeting or any adjournment, rescheduling, postponement or other delay thereof (in the case of any update or supplement required to be made as of 10 business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof); and (y) in the case of a request for additional information, promptly following a request therefor, which response must be received by the Secretary not later than such reasonable time as is specified in any such request from the Corporation. The failure to timely provide such update, supplement or additional information shall result in the proposal no longer being eligible for consideration at the annual meeting.
Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. The notice requirements of this Section 14 of this Article II shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of such stockholder’s intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the 1934 Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. Nothing contained in this Section 14 of this Article II shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act.
(d)    Notwithstanding the foregoing provisions of this Section 14 of this Article II, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation and counted for purposes of a quorum. For purposes of these Bylaws, to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the annual meeting of stockholders.
(e)    Notwithstanding anything in these Bylaws to the contrary and without exception, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 14 of this Article II. In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or any Stockholder Associated Person, as applicable, takes action contrary to any representations made in such stockholder’s notice given pursuant to this Section 14 of this Article II. The chairperson of the meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed in these Bylaws, and, if the chairperson should so determine, the chairperson shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.
Section 2.15    NOMINATION OF DIRECTORS.
(a)    Only persons who are nominated in accordance with the procedures set forth in Section 3 of this Article II, this Section 15 of this Article II or Section 17 of this Article II, as applicable, shall be eligible for election as Directors. Nominations of persons for election to the Board may be made (i) at an annual or special meeting of stockholders by or at the direction of the Board or any committee thereof that has been formally delegated authority to nominate such persons pursuant to a resolution adopted by a majority of the Whole Board; (ii) at a special meeting of stockholders pursuant to a valid Special Meeting Request as set forth in Section 3 of this Article II; or (iii) at an annual meeting by any stockholder of the Corporation who (A) is a stockholder of record at the time of the giving of the notice provided for in this Section 15 of this Article II, (B) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the meeting, (C) is a stockholder of record at the time of the annual meeting and (D) has complied with the notice procedures set forth in this Section 15 of this Article II. In addition to any other applicable requirements, for a nomination to be made by a stockholder and for such stockholder to comply with clause (iii) of this Section 15(a) of this Article II, such stockholder must have given timely notice thereof in proper written form to the Secretary at the Corporation’s principal executive office.
(b)    To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation at the time set forth in, and in accordance with, Section 14(b) of this Article II. In no event may a stockholder provide notice with respect to a greater number of director candidates than there are director seats subject to election by stockholders at the annual meeting. In the event that the number of directors to be elected to the Board is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased Board at least 10 days before the last day that a stockholder may deliver a notice of nomination pursuant to the foregoing provisions, then a stockholder’s notice required by this Section 15 of this Article II shall also be considered timely, but only with respect to any nominees for any new positions created by such increase, if it is received by the Secretary at the principal executive offices of the Corporation not later than the 10th day following the day on which such Public Announcement is first made.
(c)    To be in proper written form, such stockholder’s notice shall set forth the following information: (a) as to each person whom the stockholder proposes to nominate for election as a director (a “nominee”), (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of all shares of stock of the Corporation that are owned beneficially or held of record by such person and any affiliates or associates of such person, and any Derivative Instruments held or beneficially held by such person, including the full notional amount of any securities that, directly or indirectly, underlie any such Derivative Instrument; (iv) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder; (v) any transaction, agreement, arrangement or understanding that has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to any securities of the Corporation; (vi) a completed and signed (A) representation and agreement of such person as required by Section 2(b) of Article III and (B) written questionnaire (in the form provided by the Secretary at the written request of the nominating stockholder, which form will be provided by the Secretary within 10 days of receiving such request) containing information regarding such nominee’s background and qualifications and such other information as may reasonably be required by the Corporation to determine the eligibility of such nominee to serve as a director of the Corporation or to serve as an independent director of the Corporation; (vii) a description of any other material relationships between the nominee and such nominee’s respective affiliates and associates or others acting in concert with them, on the one hand, and such stockholder giving the notice and any Stockholder Associated Person, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such stockholder or Stockholder Associated Person were the “registrant” for the purposes of such rule and such nominee were a director or executive officer of such registrant; and (viii) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, or that is otherwise required, in each case pursuant to Section 14 of the 1934 Act (including, without limitation, such person’s written consent to being named in the proxy statement of the stockholder providing notice or, if the nomination was made in accordance with the procedures set forth in Section 17 of this Article II, the Corporation, as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made, (i) the information required to be provided pursuant to clauses (2) through (10) and clauses (12) through (14) of Section 14(c) of this Article II, and the update and supplement referenced in the second paragraph of Section 14(c) of this Article II (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this Section 15(c) of this Article II), with such update and supplement being subject to the terms of the second paragraph of Section 14(c) of this Article II and (ii) a representation and undertaking as to whether such stockholder, or any Stockholder Associated Person or others acting in concert with them, intend, or is part of a group that intends, to deliver a proxy statement and/or form of proxy to, or otherwise solicit proxies from, holders of at least the percentage of the voting power of the Corporation’s outstanding stock required to elect such nominee(s) (which representation and undertaking must include a statement as to whether such stockholder or any Stockholder Associated Person intends to solicit the requisite percentage of the voting power of the Corporation’s stock under Rule 14a-19 of the 1934 Act (as it may be amended or supplemented from time to time, “Rule 14a-19”)) and/or otherwise solicit proxies or votes from stockholders in support of such nomination.
To be eligible to be a nominee of any stockholder for election as a director of the Corporation, any person nominated by a stockholder for election must, at the request of the Corporation, furnish to the Secretary (1) that information required to be set forth in the stockholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given and (2) such other additional information that may reasonably be requested by the Corporation (A) to determine whether the nominee would be independent under the rules and listing standards of the securities exchanges upon which the stock of the Corporation is listed or traded, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors (collectively, the “Independence Standards”); (B) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, or the qualifications of such nominee; or (C) to determine the eligibility of such nominee to serve as a director of the Corporation. Such additional information, if applicable, must be received by the Secretary at the principal executive office of the Corporation promptly following a request therefor and not later than such reasonable time as is specified in any such request from the Corporation. In the absence of the timely furnishing of such information if requested, such stockholder’s nomination shall not be considered in proper form and shall be ineligible for consideration at such meeting.
No later than five business days prior to the meeting or any adjournment, rescheduling, postponement or other delay thereof, a stockholder nominating individuals for election as a director must provide the Corporation with reasonable evidence that such stockholder has met the requirements of Rule 14a-19. The failure to timely provide such update, supplement, evidence or additional information shall result in such nominee(s) no longer being eligible for consideration at the meeting. If the stockholder fails to comply with the requirements of Rule 14a-19 (including because the stockholder fails to provide the Corporation with all information or notices required by Rule 14a-19), then the director nominee(s) proposed by such stockholder shall be ineligible for election at the meeting, and any votes or proxies in respect of such nomination shall be disregarded, notwithstanding that such proxies may have been received by the Corporation and counted for the purposes of determining quorum. In addition, a nominee shall not be eligible for election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the stockholder’s notice or pursuant to Section 15 of this Article II applicable to such nominee or in any other notice to the Corporation or if the stockholder’s notice applicable to such nominee or any other information provided to the Corporation by or on behalf of such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the provisions prescribed by these Bylaws, and if the chairperson should so determine, the chairperson shall so declare at the annual meeting, and the defective nomination shall be disregarded.
Notwithstanding the foregoing provisions of this Section 15 of this Article II, unless otherwise required by law, if the stockholder (or a qualified representative (as defined in Section 14(d) of this Article II) of the stockholder) does not appear at the meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation and counted for the purposes of determining quorum.

(d)    Without exception, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 15 of this Article II or in Section 17 of this Article II.
(e)    At the request of the Board, any person nominated by the Board for election as a director must furnish to the Secretary the information that would be required to be set forth in a stockholder’s notice of nomination pertaining to such nominee, including all information contemplated by the second paragraph of Section 15(c) of this Article II.
Section 2.16    CONDUCT OF BUSINESS. The Board may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairperson and secretary of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson or secretary, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter or matters to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants. The chairperson of any meeting of stockholders shall have the power to adjourn the meeting to another place, if any, date or time, whether or not a quorum is present.
Section 2.17    PROXY ACCESS.
(a)    Whenever the Board solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 17 of this Article II, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board (or any duly authorized committee thereof), the name, together with the Required Information (as defined below), of any person nominated for election to the Board by an Eligible Stockholder (as defined in Section 17(d) of this Article II) pursuant to and in accordance with this Section 17 of this Article II (a “Stockholder Nominee”). For purposes of this Section 17 of this Article II, the “Required Information” that the Corporation will include in its proxy statement is (i) the information provided to the Secretary concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to the 1934 Act, and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined in Section 17(h) of this Article II). For the avoidance of doubt, nothing in this Section 17 of this Article II shall limit the Corporation’s ability to solicit against any Stockholder Nominee or include in its proxy materials the Corporation’s own statements or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the Corporation pursuant to this Section 17 of this Article II. Subject to the provisions of this Section 17 of this Article II, the name of any Stockholder Nominee included in the Corporation’s proxy statement for an annual meeting of stockholders shall also be set forth on the form of proxy distributed by the Corporation in connection with such annual meeting.
(b)    In addition to any other applicable requirements, for a nomination to be made by an Eligible Stockholder pursuant to this Section 17 of this Article II, the Eligible Stockholder must give timely notice thereof (a “Notice of Proxy Access Nomination”) in proper written form to the Secretary and must expressly request in the Notice of Proxy Access Nomination to have such nominee included in the Corporation’s proxy materials pursuant to this Section 17 of this Article II. To be timely, the Notice of Proxy Access Nomination must be received at the principal executive offices of the Corporation not less than 120 days or more than 150 days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders. In no event shall the public disclosure of an adjournment, postponement, rescheduling or other delay of the annual meeting commence a new time period or extend any time period for the giving of a Notice of Proxy Access Nomination pursuant to this Section 17 of this Article II.
(c)    The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two or (ii) 20% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 17 of this Article II (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 20% (such greater number, as it may be adjusted pursuant to this Section 17(c) of this Article II, the “Permitted Number”). In the event that one or more vacancies for any reason occurs on the Board after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board (or any duly authorized committee thereof) resolves to reduce the size of the Board in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In addition, the Permitted Number shall be reduced by (i) the number of individuals who will be included in the Corporation’s proxy materials as nominees recommended by the Board (or any duly authorized committee thereof) pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the Corporation by such stockholder or group of stockholders) and (ii) the number of directors in office as of the Final Proxy Access Nomination Date who were included in the Corporation’s proxy materials as Stockholder Nominees for any of the two preceding annual meetings of stockholders (including any persons counted as Stockholder Nominees pursuant to the immediately succeeding sentence) and whose re-election at the upcoming annual meeting is being recommended by the Board (or any duly authorized committee thereof). For purposes of determining when the Permitted Number has been reached, any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 17 of this Article II whose nomination is subsequently withdrawn or whom the Board (or any duly authorized committee thereof) decides to nominate for election to the Board shall be counted as one of the Stockholder Nominees. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 17 of this Article II shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 17 of this Article II exceeds the Permitted Number. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 17 of this Article II exceeds the Permitted Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 17 of this Article II from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as Owned (as defined in Section 17(e) of this Article II) in its Notice of Proxy Access Nomination. If the Permitted Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 17 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 17 of this Article II from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Notwithstanding anything to the contrary contained in this Section 17 of this Article II, the Corporation shall not be required to include any Stockholder Nominees in its proxy materials pursuant to this Section 17 of this Article II for any meeting of stockholders for which the Secretary receives a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate one or more persons for election to the Board pursuant to clause (iii) of Section 15(a) of this Article II.
(d)    An “Eligible Stockholder” is a stockholder or group of no more than 20 stockholders (counting as one stockholder, for this purpose, any two or more funds that are part of the same Qualifying Fund Group (as defined below)) that (i) has Owned continuously for at least three years (the “Minimum Holding Period”) a number of shares of common stock of the Corporation that represents at least three percent of the outstanding shares of common stock of the Corporation as of the date the Notice of Proxy Access Nomination is received at the principal executive offices of the Corporation in accordance with this Section 17 of this Article II (the “Required Shares”), (ii) continues to Own the Required Shares through the date of the annual meeting and (iii) meets all other requirements of and complies with all of the procedures set forth in this Section 17 of this Article II. A “Qualifying Fund Group” means two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer or (C) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. Whenever the Eligible Stockholder consists of a group of stockholders (including a group of funds that are part of the same Qualifying Fund Group), (1) each provision in this Section 17 of this Article II that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund within a Qualifying Fund Group) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has Owned continuously for the Minimum Holding Period in order to meet the three percent Ownership requirement of the “Required Shares” definition) and (2) a breach of any obligation, agreement or representation under this Section 17 of this Article II by any member of such group shall be deemed a breach by the Eligible Stockholder. No stockholder may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting.
(e)    For purposes of this Section 17 of this Article II, a stockholder shall be deemed to “Own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “Own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s Ownership of shares shall be deemed to continue during any period in which (i) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on five business days’ notice and includes in the Notice of Proxy Access Nomination an agreement that it (A) will promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the Corporation’s proxy materials and (B) will continue to hold such recalled shares through the date of the annual meeting or (ii) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of common stock of the Corporation are “Owned” for these purposes shall be decided by the Board (or any duly authorized committee thereof). For purposes of this Section 17 of this Article II, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the 1934 Act.
(f)    To be in proper written form, the Notice of Proxy Access Nomination shall set forth or be accompanied by the following:
(i)    a statement by the Eligible Stockholder (A) setting forth and certifying as to the number of shares it Owns and has Owned continuously for the Minimum Holding Period, (B) agreeing to continue to Own the Required Shares through the date of the annual meeting, (C) indicating whether it intends to continue to own the Required Shares for at least one year following the annual meeting and (D) confirming its intention to notify the Corporation of any defects in, and otherwise update and supplement, the information provided to the Corporation pursuant to this Section 17 of this Article II as required by Section 17(i) of this Article II;
(ii)    one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is received at the principal executive offices of the Corporation, the Eligible Stockholder Owns, and has Owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five business days after the record date for determining the stockholders entitled to receive notice of such meeting, one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous Ownership of the Required Shares through the record date;
(iii)    a copy of the Schedule 14N that has been or is concurrently being filed with the Securities and Exchange Commission as required by Rule 14a-18 under the 1934 Act;
(iv)    the information, representations, agreements and other documents that would be required to be set forth in or included with a stockholder’s notice of a nomination proposed to be made pursuant to clause (iii) of Section 15(a) of this Article II (including the executed consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected and a completed and signed representation and agreement of each Stockholder Nominee as required by Section 2(b) of Article III);
(v)    the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;
(vi)    a representation and undertaking that the Eligible Stockholder (A) did not acquire, and is not holding, any securities of the Corporation for the purpose or with the intent of changing or influencing control of the Corporation, (B) has not nominated and will not nominate for election to the Board at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 17 of this Article II, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board (or any duly authorized committee thereof), (D) has not distributed and will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation, (E) has complied and will comply with all laws, rules and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting and (F) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
(vii)    an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 17 of this Article II or any solicitation or other activity in connection therewith and (C) file with the Securities and Exchange Commission any solicitation or other communication with the stockholders of the Corporation relating to the meeting at which its Stockholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the 1934 Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the 1934 Act;
(viii)    in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders, (A) the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 17 of this Article II (including withdrawal of the nomination), (B) the written acceptance by such group member of such designation and (C) the address, phone number and electronic mail address of such group member; and
(ix)    in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders in which two or more funds are intended to be treated as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are part of the same Qualifying Fund Group.
(g)    In addition to the information required or requested pursuant to Section 17(f) of this Article II or any other provision of these Bylaws, (i) the Corporation may require any proposed Stockholder Nominee to furnish any other information (A) that may reasonably be requested by the Corporation to determine whether the Stockholder Nominee would be independent under the Independence Standards, (B) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee or (C) that may reasonably be requested by the Corporation to determine the eligibility of such Stockholder Nominee to be included in the Corporation’s proxy materials pursuant to this Section 17 of this Article II or to serve as a director of the Corporation, and (ii) the Corporation may require the Eligible Stockholder to furnish any other information that may reasonably be requested by the Corporation to verify the Eligible Stockholder’s continuous Ownership of the Required Shares for the Minimum Holding Period and through the date of the annual meeting.
(h)    The Eligible Stockholder may, at its option, provide to the Secretary, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed 500 words, in support of its Stockholder Nominee(s)’ candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 17 of this Article II, the Corporation may omit from its proxy materials, or may supplement or correct, any information, including all or any portion of a Supporting Statement, if the Board (or any duly authorized committee thereof) in good faith determines that (A) such information is not true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, (B) such information directly or indirectly impugns character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person, or (C) the inclusion of such information in the Corporation’s proxy materials would otherwise violate the proxy rules of the Securities and Exchange Commission or any other applicable law, rule or regulation.
(i)    In the event that any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the Corporation or its stockholders is not, when provided, or thereafter ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any such defect and of the information that is required to correct any such defect. Without limiting the foregoing, an Eligible Stockholder shall provide immediate notice to the Corporation if the Eligible Stockholder ceases to Own any of the Required Shares prior to the date of the annual meeting. In addition, any person providing any information to the Corporation pursuant to this Section 17 of this Article II shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the annual meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for determining the stockholders entitled to receive notice of such meeting. For the avoidance of doubt, no notification, update or supplement provided pursuant to this Section 17(i) of this Article II or otherwise shall be deemed to cure any defect in any previously provided information or communications or limit the remedies available to the Corporation relating to any such defect (including the right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 17 of this Article II).
(j)    Notwithstanding anything to the contrary contained in this Section 17 of this Article II, the Corporation shall not be required to include in its proxy materials, pursuant to this Section 17 of this Article II, any Stockholder Nominee (i) who would not be an independent director under the Independence Standards, (ii) whose election as a member of the Board would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the securities exchanges upon which the stock of the Corporation is listed or traded, or any applicable law, rule or regulation, (iii) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (iv) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (v) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933 (as amended and inclusive of such rules and regulations and any successors thereto, the “1933 Act”), or (vi) who shall have provided any information to the Corporation or its stockholders that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading.
(k)    Notwithstanding anything to the contrary set forth herein, if (i) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its agreements or representations or fails to comply with any of its obligations under this Section 17 of this Article II or (ii) a Stockholder Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 17 of this Article II, or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the Board, any committee thereof or the chairman of the annual meeting, (A) the Corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (B) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder and (C) the chairman of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation. In addition, if the Eligible Stockholder (or a qualified representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 17 of this Article II, such nomination shall be declared invalid and disregarded as provided in clause (C) above.
(l)    Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least 25% of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 17 of this Article II for the next two annual meetings of stockholders. For the avoidance of doubt, the immediately preceding sentence shall not prevent any stockholder from nominating any person to the Board pursuant to clause (ii) of Section 15(a) of this Article II.
(m)    This Section 17 of this Article II provides the exclusive method for a stockholder to include nominees for election to the Board in the Corporation’s proxy materials, other than as expressly contemplated by Rule 14a-19 of the Exchange Act.
ARTICLE III

DIRECTORS
Section 3.1    POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or to be done by the stockholders.

Section 3.2    NUMBER AND QUALIFICATION OF DIRECTORS.
(a)    Unless otherwise specified in the Certificate of Incorporation, the authorized number of Directors shall be not less than seven (7) nor more than twelve (12) until changed by an amendment of this Section 2 of this Article III duly adopted by the stockholders. The exact number of Directors shall be fixed, from time to time, within the limits specified in the immediately preceding sentence, by a resolution adopted by the Board or by the stockholders.
(b)    In order to be eligible for election as a director of the Corporation as a nominee of a stockholder, a person must deliver to the Secretary at the principal executive offices of the Corporation a written representation and agreement that such person (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question; (ii) is not and will not become a party to (1) any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification (a “Compensation Arrangement”) in connection with such person’s nomination or candidacy for director that has not been disclosed to the Corporation or (2) any Compensation Arrangement in connection with service or action as a director; (iii) in such person’s individual capacity, would be in compliance with, if elected as a director of the Corporation, and will continue to comply with, and, upon election, execute any requisite documentation pertaining to, all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of ethics, and stock ownership and trading policies and guidelines of the Corporation, such documentation to include a Confidentiality Agreement between the Corporation and such person; (iv) consents to being named in any proxy statement and form of proxy of the Corporation, or other filings required to be made by the Corporation in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder; (v) consents to serve as a director if elected; and (vi) intends to serve a full term on the Board, if elected. The written representation and agreement provided for in this Section 2(b) of this Article III shall be in addition to any representations, agreements, certifications and information that a person seeking election as a director of the Corporation must deliver or submit to the Corporation or any officer of the Corporation under any other provision of these Bylaws, the Certificate of Incorporation or any applicable law, rule or regulation.
Section 3.3    ELECTION AND TERM OF OFFICE. Each Director shall hold office until the expiration of the term for which such director is elected and until a successor has been elected and qualified or until such person’s earlier resignation, death or removal. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, a nominee for director shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (a) (i) the Secretary receives a notice that a stockholder has nominated a person for election to the Board that purports to be in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 15 of Article II or the proxy access requirements set forth in Section 17 of Article II and (ii) such nomination has not been withdrawn by such stockholder on or prior to the seventh (7th) day preceding the date the Corporation files its definitive proxy statement (regardless of whether thereafter revised or supplemented) for such meeting with the Securities and Exchange Commission or (b) the number of director nominees otherwise exceeds the number of directors to be elected at such meeting.
Section 3.4    VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Any Director may resign effective upon giving written notice to the Chairman of the Board, the President, Secretary or the Board, unless the notice specifies a later time for the effectiveness of such resignation. Newly created directorships resulting from any increase in the authorized number of directors and vacancies in the Board, including those existing as a result of a removal of a Director, may be filled by approval of the Board or, if the number of Directors then in office is less than a quorum, by (1) the affirmative vote of a majority of the Directors then in office or (2) by a sole remaining Director. Except as provided herein, each Director so elected shall hold office until such Director’s successor has been elected and qualified. If, at the time of filling any vacancy or any newly created directorship, the Directors then in office shall constitute less than a majority of the Whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the voting stock at the time outstanding having the right to vote for such Directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the Directors chosen by the Directors then in office as aforesaid. The stockholders may elect a Director or Directors at any time to fill any vacancy or vacancies or newly created directorship or directorships not filled by the Directors. Any such election, if effected by written consent, requires the consent of a majority of the outstanding shares of capital stock of the Corporation entitled to vote. If the Board accepts the resignation of a Director tendered to take effect at a future time, the Board or the stockholders shall have power to elect a successor to take office when the resignation is to become effective.

Section 3.5    PLACE OF MEETING. Regular or special meetings of the Board shall be held at any place within or without the State of Delaware which has been designated from time to time by the Board. In the absence of such designation regular meetings shall be held at the principal executive office of the Corporation.
Section 3.6    REGULAR MEETINGS. Regular meetings of the Board may be held without notice at such date, time and place as may be fixed, from time to time, by the Board. If the Board fails to fix the date, time and place of any such regular meeting, the Chairman of the Board, the President or the Secretary shall do so and the meeting shall be called and noticed as for special meetings.
Section 3.7    SPECIAL MEETINGS. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board or by any two Directors; provided that the person(s) authorized to call a special meeting of the Board may authorize another person or persons to send notice of such meeting. Special meetings of the Board shall be held upon four days’ written notice or 24 hours’ notice given personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, electronic mail or other means of electronic transmission (as defined in Section 232 of the DGCL). Any such notice shall be given to each Director at such Director’s address or by such means as it is shown upon the records of the Corporation or as may have been given to the Corporation by the Director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the Directors are regularly held. Notice of any meeting of the Board shall not be required to be given to any Director who is present at such meeting except a Director who attends the meeting for the express purpose of objecting, without delay at the meeting, to the transaction of business because the meeting is not lawfully called or convened. Except as otherwise required by law or by these Bylaws, notice of the purpose of a special meeting need not be given.
Section 3.8    QUORUM; VOTING. Except as otherwise required by law or the Certificate of Incorporation, a majority of the Whole Board constitutes a quorum of the Board for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by the affirmative vote of a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number be required by law or by the Certificate of Incorporation.
Section 3.9    PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members in such meeting can hear one another.
Section 3.10    WAIVER OF NOTICE. Whenever notice is required to be given under any provision of the DGCL or the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors or members of a committee of Directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or the Bylaws.
Section 3.11    ADJOURNMENT. A majority of the Directors present, whether or not a quorum is present, may adjourn any Directors’ meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the Directors who were not present at the time of the adjournment.
Section 3.12    FEES AND COMPENSATION. Directors and members of committees designated by the Board may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.
Section 3.13    ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, (i) any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and (ii) a consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. Any person (whether or not then a Director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this Section 13 of this

Article III at such effective time so long as such person is then a Director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board, or the committee thereof, in the same paper or electronic form as the minutes are maintained.
Section 3.14    RIGHTS OF INSPECTION. Every Director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to the director’s position as a director as permitted under the DGCL.
Section 3.15    COMMITTEES.
(a)    The Board may, by a resolution adopted by a majority of the Whole Board, designate one or more committees, each committee to consist of one or more of the Directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board or in the Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation.
(b)    Each committee of the Board may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by the resolution of the Board designating such committee and otherwise in accordance with the provisions of these Bylaws applicable to meetings of the Board, but in all cases the presence of at least a majority of the members of such committee shall be necessary to constitute a quorum. In the event that a member of such committee is absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Each committee shall keep regular minutes of its meetings. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading.
Section 3.16    SUBCOMMITTEES. Unless otherwise provided in the Certificate of Incorporation, the Bylaws or the resolution of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.
ARTICLE IV

OFFICERS
Section 4.1    OFFICERS. The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Chief Financial Officer. The Corporation may also have one or more Assistant Secretaries and such other officers with such titles as may from time to time be elected or appointed in accordance with the provisions of Section 3 of this Article IV.
Section 4.2    ELECTION. The officers of the Corporation, except such officers as may be elected or appointed in accordance with the provisions of Section 3 or Section 5 of this Article IV, shall be elected by the Board, and shall hold their respective offices until their resignation, removal or other disqualification from service, or until their respective successors shall be elected.
Section 4.3    SUBORDINATE OFFICERS. The Board may elect, and may empower any officer to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as determined from time to time by the Board or, as authorized by the Board, any committee or subcommittee of the Board or officer who has been conferred such power of determination.
Section 4.4    REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by the Board, for the avoidance of doubt, any duly authorized committee or subcommittee thereof, or by any officer who has been conferred such power of removal. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer. Any officer may resign at any time by giving notice, in writing or by electronic transmission, to the Corporation, but without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 4.5    VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office or as otherwise prescribed by the Board.
Section 4.6    CHAIRMAN OF THE BOARD. The Chairman of the Board shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned by the Board.
Section 4.7    CHIEF EXECUTIVE OFFICER. Subject to such powers, if any, as may be given by the Board to any other officer of the Corporation, the Chief Executive Officer shall, subject to the control of the Board, have general supervision, direction, and control of the business and the officers of the Corporation. Unless otherwise determined by the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, at all meetings of the Board. The Chief Executive Officer shall have the general powers and duties of management usually vested in the office of the chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.
Section 4.8    PRESIDENT. Subject to such powers, if any, as may be given by the Board to any other officer of the Corporation, the President has, subject to the control of the Board and, if the offices of President and Chief Executive Officer are not held by the same person, the Chief Executive Officer, general supervision, direction, and control of the business and officers of the Corporation. The President has the general powers and duties of management usually vested in the office of president of a corporation and such other powers and duties as may be prescribed by the Board.
Section 4.9    VICE PRESIDENT. In the absence or disability of the President, the Vice President (in order of their rank as fixed by the Board, or if not ranked, the Vice President designated by the Board) shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board.
Section 4.10    SECRETARY. The Secretary shall keep or cause to be kept, at the principal executive office and such other place as the Board may order, a book of minutes of all meetings of stockholders, the Board and its committees and subcommittees, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Board and committee and subcommittee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.
Section 4.11    CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, and shall send or cause to be sent to the stockholders of the Corporation such financial statements and reports as are by law or these Bylaws required to be sent to them. The books of account shall at all times be open to inspection by any Director. The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the Chief Executive Officer and Directors, whenever they request it, an account of all transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.
ARTICLE V

OTHER PROVISIONS
Section 5.1    INSPECTION OF BYLAWS. The Corporation shall keep a copy of these Bylaws as amended to date.

Section 5.2    ENDORSEMENT OF DOCUMENTS; CONTRACTS. Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance, or other instrument in writing and any assignment or endorsements thereof executed or entered into between this Corporation and any other person, when signed by the Chief Executive Officer, President, or any Vice President, and the Secretary, any Assistant Secretary or the Chief Financial Officer of this Corporation shall be valid and binding on this Corporation in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute the same. Any such instruments may be signed by any other person or persons and in such manner as from time to time shall be determined by the Board, and, unless so authorized by the Board or within the agency power of such officer, agent or employee, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.
Section 5.3    SHARES OF STOCK. The shares of capital stock of the Corporation shall be represented by certificates, unless and until the Board adopts a resolution permitting shares to be uncertificated. Unless otherwise provided by resolution of the Board, every holder of capital stock of the Corporation represented by certificates shall be entitled to have, upon request, a certificate signed by, or in the name of, the Corporation by any two officers of the Corporation representing the number of shares and the class or series of shares registered in certificate form. Any or all of the signatures on the certificate may be facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officers, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board may provide; provided, however, that on any certificate issued to represent any partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Except as provided in this Section 3 of this Article V no new certificate for shares shall be issued in lieu of an old one unless the latter is surrendered and canceled at the same time. The Board may, however, in case any certificate for shares is alleged to have been lost, stolen or destroyed, authorize the issuance of a new certificate or uncertificated shares in lieu thereof, and the Corporation may require that the Corporation be given a bond or other adequate security sufficient to indemnify it against any claim that may be made against it (including expense or liability) on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares.
Section 5.4    TRANSFERS. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
Section 5.5    REPRESENTATION OF SECURITIES OF OTHER ENTITIES. The Chief Executive Officer, President, Chief Financial Officer, or any other person authorized by the Board or the President are authorized to vote, represent and exercise on behalf of the Corporation the rights incident to any and all shares or other securities of, or interests in, or issued by, any other corporation or entity or entities, and all rights incident to any management authority conferred on the Corporation in accordance with the governing documents of any entity or entities, standing in the name of the Corporation, including the right to act by written consent. The authority herein granted may be exercised either by any such person directly or by any other person authorized so to do by proxy or power of attorney.
Section 5.6    CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules of construction, and definitions contained in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular and the term “person” includes a corporation, partnership, limited liability company, joint venture, trust or other enterprise, an entity and a natural person. Any reference in these Bylaws to a section of the DGCL shall be deemed to refer to such section as amended form time to time and any successor provisions thereto.

Section 5.7    RELIANCE UPON BOOKS, RECORDS AND REPORTS. Each Director and each member of any committee designated by the Board shall, in the performance of such person’s duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board so designated, or by any other person as to matters which such Director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
ARTICLE VI

INDEMNIFICATION
Section 6.1    RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), by reason of the fact that the person, or a person of whom such person is the legal representative, is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as a Director or officer or in any other capacity while serving as a Director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that, subject to Section 3 of this Article VI, the Corporation shall indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board.
Such right shall be a contract right and shall include the right to receive payment from the Corporation for actual and reasonable expenses incurred in defending any Proceeding in advance of its final disposition; provided, however, that, the payment of such expenses incurred by a Director or officer in such person’s capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of the Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it should be determined ultimately that such Director or officer is not entitled to be indemnified under this Article VI or otherwise.
The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with a lesser or the same scope and effect as the foregoing indemnification of Directors and officers provided that the employee or agent acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, in the case of a criminal Proceeding, had no reasonable cause to believe the conduct of such person was unlawful.
No indemnification shall be made under this Section 1 of this Article VI:
(a)    In respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses which the Court of Chancery or such other court shall deem proper;
(b)    Of amounts paid in settling or otherwise disposing of a Proceeding (or part thereof) without Board approval or a determination by the Court of Chancery of the State of Delaware or the court in which the Proceeding is or was pending that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine; or
(c)    Of expenses incurred in defending a pending action which is settled or otherwise disposed of without Board approval or a determination by the Court of Chancery of the State of Delaware or the court in which the Proceeding is or was pending that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.
Section 6.2    REQUIRED DETERMINATIONS FOR INDEMNIFICATION OF OTHER EMPLOYEES OR AGENTS. Any indemnification of employees or agents other than officers and Directors entitled to the contractual indemnification provided for in Section 1 of this Article VI shall be made by the Corporation only if authorized in the specific case, upon a determination by the Board that indemnification of the employee or agent is proper in the circumstances because the employee or agent has met the applicable standard of conduct set forth in Section 1.
Section 6.3    RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Section 1 of this Article VI is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, the Corporation’s independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in said law, nor an actual determination by the Corporation (including the Board, the Corporation’s independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant had not met the applicable standard of conduct.
Section 6.4    OTHER INDEMNIFICATION RIGHTS. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the Certificate of Incorporation. The rights to indemnity hereunder shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of the person. Nothing contained in this Article VI shall affect any right to indemnification to which any person may be entitled by contract or otherwise. Any amendment, alteration or repeal of this Article VI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any Proceeding involving the occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment alteration or repeal. Subject only to limitations on the right of any person to indemnification contained in the DGCL, in the event that there is a conflict between the provisions of the Corporation’s Certificate of Incorporation, these Bylaws, a resolution of the stockholders or any agreement or other source of indemnification pursuant to which the person claiming a right of indemnification is covered, the broadest possible right to indemnification shall apply.
Section 6.5    INSURANCE. The Corporation shall have power to purchase and maintain insurance to the fullest extent permitted by the DGCL on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI. In the event that any insurance maintained by the Corporation does not provide full coverage, either by the requirement of a deductible or co-payment or by the fact that the expenses actually and reasonably incurred exceed the insurance limits or for any other reason, the Corporation shall have the power to indemnify such person for the amount not covered by the insurance.
ARTICLE VII

EMERGENCY BYLAWS
During any emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of the Board or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe or other similar emergency condition, including, but not limited to, an epidemic or pandemic, as a result of which a quorum of the Board or a committee of the Board, if any, cannot readily be convened for action, a meeting of the Board or of said committee may be called by any officer or Director. Such notice may be given only to such of the Directors or members of the committee, as the case may be, as it may be feasible to reach at the time and by such means as may be feasible at the time including, without limitation, publication or radio.

The Director or Directors in attendance at the meeting of the Board, and the member or members of the executive committee, if any, in attendance at the meeting of the committee, shall constitute a quorum. If none are in attendance at the meeting, the officers or other persons designated on a list approved by the Board before the emergency, all in such order of priority and subject to such conditions and for such period of time (not longer than reasonably necessary after termination of the emergency) as may be provided in the resolution approving the list, shall to the extent required to provide a quorum at any meeting of the Board or of the executive committee, be deemed Directors or members of the committee, as the case may be, for such meeting.
The Board, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties. The Board, either before or during any such emergency, may, effective in the emergency, change the principal executive office or designate several alternative offices or authorize the officers so to do.
ARTICLE VIII

AMENDMENTS
These Bylaws may be amended or repealed either by approval of the outstanding shares or by the approval of the Board; provided, however, that after the issuance of shares, a Bylaw specifying or changing a fixed number of Directors (except for a fixed number within a maximum or minimum range) or the maximum or minimum number of a range, or changing from a fixed to a variable Board or vice versa, may only be adopted by approval of a majority of the voting power of the outstanding shares.
ARTICLE IX

FORUM FOR ADJUDICATION OF DISPUTES
Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action arising out of or relating to any provision of the DGCL or the Certificate of Incorporation or these Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX. If any action the subject matter of which is within the scope of this Article IX is filed in a court other than the Court of Chancery of the State of Delaware (or any other state or federal court located within the State of Delaware, as applicable) (a “Foreign Action”) by or in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware (or such other state or federal court located within the State of Delaware, as applicable) in connection with any action brought in any such court to enforce this Article IX and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Article IX with respect to any current or future actions or claims.
Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the 1933 Act, as amended, against any person in connection with any offering of the Corporation’s securities, including, without limitation and for the avoidance of doubt, any auditor, underwriter, expert, control person or other defendant.
Any person or entity purchasing, holding or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX. This provision shall be enforceable by any party to a complaint covered by the provisions of this Article IX. For the avoidance of doubt, nothing contained in this Article IX shall apply to any claim brought to enforce a duty or liability created by the 1934 Act or any successor thereto.

SECRETARY’S CERTIFICATE OF ADOPTION OF
THE AMENDED AND RESTATED BYLAWS
I hereby certify that I am the duly elected and acting Secretary of WD-40 COMPANY, a Delaware corporation, and that the foregoing Amended and Restated Bylaws constitute the Amended and Restated Bylaws of said Corporation as duly adopted as of June 19, 2023.
IN WITNESS WHEREOF, I have signed my name and affixed the seal of said Corporation this 19th day of June, 2023.

/s/ Phenix Q. Kiamilev
Phenix Q. Kiamilev
Secretary